                                                                     EXHIBIT 4.3


                            FORM OF STOCK CERTIFICATE
[FRONT]


                           TROY FINANCIAL CORPORATION
             (Incorporated under the laws of the State of Delaware)

       Number                                               Shares
       ------                                               ------
TRYF

COMMON STOCK                                 See reverse for certain definitions
Par Value $.0001


       THIS IS TO CERTIFY that                              CUSIP

       is the owner of

      FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.0001
                                   PER SHARE,

                           TROY FINANCIAL CORPORATION

       The shares represented by this certificate are transferable only on the stock transfer books of Troy Financial Corporation by the holder of record thereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation of Troy Financial Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

       This certificate is not valid until countersigned and registered by the Corporation's Transfer Agent and Registrar. The shares represented by this certificate are not insured by the Federal Deposit Insurance Corporation or by any other government agency.

       IN WITNESS THEREOF, Troy Financial Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

   /s/ Kevin M. O'Bryan                [SEAL]                  /s/ Daniel J. Hogarty, Jr.
   Corporate Secretary                                         Chairman of the Board and President


COUNTERSIGNED AND REGISTERED:

                     (NEW YORK) TRANSFER AGENT AND REGISTRAR
BY:

[REVERSE]

                           TROY FINANCIAL CORPORATION

       The shares represented by this certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of Troy Financial Corporation (the "Corporation") as from time to time may be amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof, assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Certificate of Incorporation.

       The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon. The Certificate of Incorporation limits the voting rights of stockholders who beneficially own, directly or indirectly, in excess of 10% of the then outstanding shares of common stock of the Corporation. Stockholders may only take actions required or permitted to be taken by such stockholders at duly called annual or special stockholders meetings, and may not do so by written consent, unless such consent is unanimous. Stockholders may only call a special stockholders meeting if the holders of at least 66-2/3% of the voting stock of the Corporation agree to do so.

       No person may acquire control (the power to vote or direct the voting of 25% or more of the voting stock of the Corporation) of the Corporation at any time, unless such acquisition has been previously approved by the affirmative vote of the holders of at least 66-2/3 percent of the voting stock of the Corporation at a stockholders meeting called for such purpose. Violation of this provision will cause such person's excess shares of stock to be considered "excess shares," and such excess shares will not be entitled to vote on any matter, take other stockholder action, be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action, or be transferable except with the approval of the Board of Directors. This provision does not apply to an acquisition or offer to acquire securities of the Corporation by underwriters in connection with a public offering of such securities or by any employee stock purchase plan, pension plan, profit sharing plan or other employee benefit plan of the Corporation or any of its subsidiaries.

       The shares represented by this certificate may not be cumulatively voted in the election of directors. The affirmative vote of the holders of at least 80% of the voting stock of the Corporation and the holders of at least two-thirds of the total voting power of the then outstanding voting shares of voting stock of the Corporation is required to approve certain business combinations and other transactions with interested stockholders (generally includes any person who is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the then outstanding voting stock of the Corporation). Amendment of certain provisions of the Certificate of Incorporation requires the affirmative vote of at least 66-2/3% or 80% of the then outstanding shares of stock of the Corporation entitled to vote thereon.

            The Corporation will furnish to any stockholder upon written request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to its transfer agent and registrar.

       The following abbreviations, when used in the inscription on the face of this certificate shall be construed as through they were written out in full according to applicable laws and regulations:

       TEN COM -- as tenants in common
       TEN ENT -- as tenants by the entireties
       JT TEN -- as joint tenants with right of survivorship and not as tenants in common
       UNIF GIFT MIN ACT - ____ (Custodian) ___ (Minor) under Uniform Gifts to Minors Act ___ (State)
    Additional abbreviations may also be used though not in the above list.


       For value received, __________ hereby sell, assign and transfer unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE [___]


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
      PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE

shares of common stock evidenced by this certificate, and does hereby irrevocably constitute and appoint ______________, as Attorney, to transfer said common stock on the books of Troy Financial Corporation with full power of substitution.

Dated:________

Signature:_____________________________________________________________________
          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever.

SIGNATURE GUARANTEED:__________________________________________________________
                     The signature(s) should be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings associations, credit unions and nation securities exchanges with membership in an approved signature guarantee medallion program). Pursuant to S.E.C. Rule 17Ad-15.